EXHIBIT (M)(XIII) UNDER FORM N-1A
                                              EXHIBIT 1 UNDER ITEM 601/ REG. S-K

                                    EXHIBIT I

                                     to the

                                Distribution Plan

                             FEDERATED EQUITY FUNDS

                        FEDERATED AGGRESSIVE GROWTH FUND

                                 CLASS A SHARES

      This Distribution Plan is adopted by Federated Equity Funds with respect to the Class of Shares of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class A Shares of Federated Aggressive Growth Fund held during the month.

      Witness the due execution hereof this 1st day of December, 1996.

                                    FEDERATED EQUITY FUNDS

                                    By:/S/ GLEN R. JOHNSON
                                       ---------------------------------
                                           President

                                    EXHIBIT J

                                     to the

                                Distribution Plan

                             FEDERATED EQUITY FUNDS

                        FEDERATED AGGRESSIVE GROWTH FUND

                                 CLASS B SHARES

      This Distribution Plan is adopted by Federated Equity Funds with respect to the Class of Shares of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class B Shares of Federated Aggressive Growth Fund held during the month.

      Witness the due execution hereof this 1st day of December, 1996.

                                    FEDERATED EQUITY FUNDS

                                    By:/S/ GLEN R. JOHNSON

                                           President

                                    EXHIBIT K

                                     to the

                                Distribution Plan

                             FEDERATED EQUITY FUNDS

                        FEDERATED AGGRESSIVE GROWTH FUND

                                 CLASS C SHARES

      This Distribution Plan is adopted by Federated Equity Funds with respect to the Class of Shares of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Aggressive Growth Fund held during the month.

      Witness the due execution hereof this 1st day of December, 1996.

                                    FEDERATED EQUITY FUNDS

                                    By:/S/ GLEN R. JOHNSON
                                       ---------------------------------
                                           President